UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

URANIUM RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Uranium Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112 www.uraniumresources.com

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Uranium Resources, Inc.:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of the Stockholders of Uranium Resources, Inc. will be held on Tuesday, June 7, 2016 at 9:00 a.m., local time, at our corporate headquarters, located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, for the following purposes:

1.

Approval, pursuant to Nasdaq Listing Rule 5635(d), of the issuance of up to $12.0 million in shares of our common stock to Aspire Capital pursuant to the common stock purchase agreement between the Company and Aspire Capital dated April 8, 2016.

2.

Elect as directors the four nominees named in the accompanying Proxy Statement.

3.

Ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for 2016.

4.

Provide advisory approval of our executive compensation.

5.

Transact such other business as may properly come before the Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on Thursday, May 5, 2016 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or at any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope. Your vote is important.

By Order of the Board of Directors,

John W. Lawrence, Secretary

Centennial, Colorado
May ●, 2016

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on June 7, 2016:

The Notice of Annual Meeting, Proxy Statement and 2015 Annual Report to Stockholders

are available at http://uraniumresources.com

2016 PROXY STATEMENT SUMMARY

We are providing below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2015 Annual Report before you vote.

2016 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:

Tuesday, June 7, 2016 at 9:00 a.m., local time

Record Date:

Thursday, May 5, 2016

Place:

URI Corporate Headquarters

6950 South Potomac Street, Suite 300

Centennial, Colorado 80112

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter	Board Recommendation
1. Approval of issuance of shares of common stock to Aspire Capital (page ●)	FOR
2. Election of four nominees to our Board of Directors (page ●)	FOR each Director Nominee
3. Ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for 2016 (page ●)	FOR
4. Advisory vote to approve our executive compensation (page● )	FOR

CORPORATE GOVERNANCE HIGHLIGHTS

Director Independence

•

Three of our four nominees are independent.

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Our CEO is the only management director.

•

During 2015, all Board Committees (except the Health, Safety, Environment and Public Affairs Committee) were composed exclusively of independent directors.

Board Leadership, Practices and Accountability

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The independent directors regularly meet in executive sessions without management.

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Our Board annually reviews its effectiveness as a group.

•

All directors stand for election annually.

Stock Ownership Requirements

•

Our CEO and CFO are expected to obtain common stock valued at three times base salary.

EXECUTIVE COMPENSATION HIGHLIGHTS

Our compensation program provides total direct compensation to our NEOs that supports our philosophy of pay-for-performance and alignment of incentives between our management and stockholders. To that end, we have implemented the following policies and practices:

•

Significant “At-Risk” Compensation. A significant portion of NEO compensation and bonus opportunities are based on their performance and the performance of the Company. Two-thirds of the initial grants to our CEO and CFO in 2015 were performance-based, with a significant risk of forfeiture.

•

Short-Term Incentive Compensation. The short-term incentive compensation component of our compensation program includes an annual incentive payment, payable in cash or stock, upon the achievement of specific planned performance goals. Such incentive payment serves as a vehicle for recruitment and retention and allows us to deliver competitive compensation tied to performance. The amount of bonuses to be paid to the named executive officers as a result of URI’s performance in 2015, if any, cannot presently be determined.  It is estimated that such

i

•

determination will be made during 2016, at which time such amounts , if any, will be disclosed by URI in a Current Report on Form 8-K.

•

Long-Term Incentive Compensation. The long-term incentive compensation component of our compensation program includes restricted stock units (“RSUs”) tied to both performance and length of service. The award of such RSUs further aligns our management’s interests with our long-term performance and stockholder value.

•

No Perquisites. We do not provide any perquisites, whether cash or otherwise, to our CEO, CFO or other NEOs.

DIRECTOR NOMINEES

Name	Age	Director Since	Committees
			Audit	Compensation	Nominating and Corporate Governance	Health, Safety, Environment and Public Affairs
Christopher M. Jones	57	2013				Chair
Marvin K. Kaiser*	74	2007	Chair	X	Chair
Tracy A. Stevenson*	65	2013	X	Chair	X	X
Patrick N. Burke*	46	2016	X	X	X	X

•

independent director

ii

TABLE OF CONTENTS

2016 PROXY STATEMENT SUMMARY

i

INFORMATION ABOUT OUR ANNUAL MEETING

1

Stockholders Entitled to Vote

1

Voting Procedures

1

Quorum for the 2016 Annual Meeting

2

Voting Requirements for Each Proposal

2

Availability of Proxy Materials

3

Inspectors of Election

3

Costs and Methods of Proxy Solicitation

3

APPROVAL OF ISSUANCE OF SHARES TO ASPIRE CAPITAL

(PROPOSAL NO. 1)

4

Background

5

Stockholder Approval Requirements

6

Reasons for Transaction and Effect on Current Shareholders

7

Required Vote

7

ELECTION OF DIRECTORS

(PROPOSAL NO. 2)

9

Nominees for Director

10

OWNERSHIP OF URI COMMON STOCK

12

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

13

CORPORATE GOVERNANCE

14

Board of Directors

14

Board Leadership Structure

14

Director Independence

14

Arrangements Regarding Election of Directors

14

Communications with the Board of Directors

14

Committees of the Board of Directors

15

The Audit Committee

15

The Compensation Committee

16

The Nominating and Corporate Governance Committee

17

The Health, Safety, Environment and Public Affairs Committee

17

Codes of Ethics

18

Related Party Transactions

18

Compensation Committee Interlocks and Insider Participation

20

Board Oversight of Risk Management

20

AUDIT COMMITTEE REPORT

21

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTANTS (PROPOSAL NO. 3)

22

AUDIT AND NON-AUDIT FEES

22

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

22

EXECUTIVES AND EXECUTIVE COMPENSATION

23

Executive Officers

23

Compensation Discussion and Analysis

23

2015 Summary Compensation Table

33

2015 Grants of Plan-Based Awards

34

Employment Agreements

34

2015 Outstanding Equity Awards at Fiscal Year-End

34

2015 Option Exercises and Stock Vested

35

Potential Payments on Termination or Change in Control

36

COMPENSATION COMMITTEE REPORT

37

ADVISORY APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
(PROPOSAL NO. 4)

38

2015 DIRECTOR COMPENSATION

39

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

41

GENERAL

42

Other Business

42

Delivery of Stockholder Documents

42

2017 Stockholder Proposals

42

iii

Uranium Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT OUR ANNUAL MEETING

This Proxy Statement is furnished in connection with the solicitation of proxies by Uranium Resources, Inc. (the “Company” or “URI”) on behalf of the Board of Directors of the Company for the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The Company is making this Proxy Statement and the accompanying proxy first available on or about May [●], 2016.

The 2016 Annual Meeting will be held on Tuesday, June 7, 2016 at 9:00 a.m., local time, at our corporate headquarters, located at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112.

At the 2016 Annual Meeting, stockholders will vote on the following matters, as well as any other business properly brought before the meeting:

•

Proposal No. 1:  Approval of issuance of shares of common stock to Aspire Capital. The Board recommends a vote FOR approval.

•

Proposal No. 2:  Elect as directors the four nominees named in this Proxy Statement. The Board recommends a vote FOR each of the nominees.

•

Proposal No. 3:  Ratify the appointment of Hein & Associates LLP as our independent registered public accountants for 2016. The Board recommends a vote FOR this proposal.

•

Proposal No. 4:  Provide advisory approval of the compensation of our named executive officers. The Board recommends a vote FOR this proposal.

STOCKHOLDERS ENTITLED TO VOTE

Holders of record of URI common stock at the close of business on May 5, 2016, the record date, or their duly authorized proxy holders, are entitled to vote on each matter submitted to a vote at the 2016 Annual Meeting and at any adjournment or postponement thereof. At the close of business on the record date, there were [●] shares of the URI common stock outstanding and entitled to one vote per share each at the 2016 Annual Meeting. Cumulative voting is not permitted.

VOTING PROCEDURES

If you are a stockholder of record (that is, if your shares are registered in your own name with our transfer agent), you can vote any one of three ways:

•

Via the Internet.  You may vote via the Internet by following the instructions on the proxy card. You will be asked to provide the company number and control number from the enclosed proxy card.

•

By Mail.  You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

•

In Person.  Attend the 2016 Annual Meeting and vote in person.

If you are a beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), you can vote in one of four ways:

•

Via the Internet.  You may vote via the Internet by following the instructions on the voting instruction form accompanying the proxy materials.

•

By Telephone.  You may vote by proxy by calling the toll-free number found on the voting instruction form.

•

By Mail.  You may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided.

•

In Person.  You must obtain a legal proxy from the organization that holds your shares if you wish to attend the 2016 Annual Meeting and vote in person.

As the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and your bank or broker is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or broker, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal. Proposal No. 3 (ratification of the appointment of the independent registered public accountants) is a matter that we believe will be designated “routine.” Proposal No. 1 (approve Aspire Capital purchase agreement), Proposal No. 2 (election of directors) and Proposal No. 4 (advisory approval of the compensation of the Company’s named executive officers) are matters the Company believes will be considered “non-routine.”

You may revoke your proxy and change your vote before the 2016 Annual Meeting by voting again via the Internet or by telephone, by completing, signing, dating and returning a new proxy card or voting instruction form with a later date, or by attending the 2016 Annual Meeting and voting in person. Only your latest dated proxy we receive prior to the 2016 Annual Meeting will be counted. However, your attendance at the 2016 Annual Meeting will not automatically revoke your proxy unless you vote again at the 2016 Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, a written notice of revocation prior to the 2016 Annual Meeting.

QUORUM FOR THE 2016 ANNUAL MEETING

The presence in person or by proxy of the holders of one third of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Votes “for” and “against” or “withhold,” and “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established. Once a share of the Company’s common stock is represented for any purpose at the 2016 Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and any adjournments of the Annual Meeting unless a new record date is or must be set for the adjourned meeting. If a quorum is not present, the holders of record of a majority of such shares present and entitled to vote may adjourn the 2016 Annual Meeting until a quorum is obtained.

VOTING REQUIREMENTS FOR EACH PROPOSAL

Assuming the existence of a quorum at the 2016 Annual Meeting:

•

Approval of Issuance of Shares of Common Stock to Aspire Capital.  For Proposal No. 1, the affirmative vote of a majority of the votes cast on the proposal at the 2016 Annual Meeting in person or by proxy is required to approve the issuance of common stock pursuant to the terms and conditions of the Aspire Capital purchase agreement and Nasdaq Listing Rule 5635(d). Abstentions and “broker non-votes” are not treated as cast either for or against the proposal, and therefore will not affect the outcome of the vote.

•

Election of Directors.  For Proposal No. 2, the Company’s directors are elected by a plurality, and the four nominees for director who receive the most FOR votes at the 2016 Annual Meeting in person or by proxy will be elected to the Board of Directors. Abstentions, “broker non-votes” and shares that are voted “withhold” in regards to a director nominee will not be counted toward such nominee’s election and will have no effect on the outcome of the election.

•

Ratification of Independent Registered Public Accountants.  For Proposal No. 3, the affirmative vote of a majority of the votes cast on the proposal at the 2016 Annual Meeting in person or by proxy is required to ratify the appointment of the independent registered public accountants. Abstentions and “broker non-votes” are not treated as cast either for or against the proposal, and therefore will not affect the outcome of the vote.

•

Advisory Approval of the Compensation of Our Named Executive Officers.  For Proposal No. 4, the affirmative vote of a majority of the votes cast on the proposal at the 2016 Annual Meeting in person or by proxy is required to approve, by non-binding vote, the compensation of the Company’s named executive officers. Abstentions and “broker non-votes” are not treated as cast either for or against the proposal, and therefore will not affect the outcome of the vote.

Shares will be voted on each proposal as instructed in the accompanying proxy. However, if no instructions are given on a validly signed and returned proxy (other than with respect of “broker non-votes”), the shares will be voted in accordance with the Board’s recommendations as follows: (i) FOR approval of the issuance of common shares to Aspire Capital, (ii) FOR the election of the four director nominees named in this Proxy Statement, (iii) FOR ratification of the appointment of Hein & Associates LLP as our independent registered public accountants for the year ending December 31, 2016, and (iv) FOR advisory approval of the compensation of our named executive officers.

AVAILABILITY OF PROXY MATERIALS

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials, which include our notice of annual meeting, this Proxy Statement and our 2015 Annual Report to Stockholders, over the Internet at http://uraniumresources.com. These proxy materials are available without charge.

Upon your written request, we will provide to you a complimentary copy of our 2015 Annual Report on Form 10-K (without exhibits) as filed with the SEC. The Company’s audited consolidated financial statements are included in the Annual Report on Form 10-K. Your request should be mailed to the Company’s offices, addressed as follows: Uranium Resources, Inc., Attention: Secretary, 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112. A free copy of the Form 10-K may also be obtained at the Internet web site maintained by the SEC at www.sec.gov or by visiting our Internet web site at http://uraniumresources.com.

INSPECTORS OF ELECTION

Representatives from Computershare, the Company’s transfer agent, will serve as the inspectors of election.

COSTS AND METHODS OF PROXY SOLICITATION

The accompanying proxy is being solicited on behalf of the Board. All expenses for soliciting proxies for the Annual Meeting, including the expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail and facsimile by directors, officers and regular employees of the Company. None of the Company’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the Board. We may also make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. We will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service. We have engaged Regan & Associates, Inc. to assist us with the solicitation of proxies for the Annual Meeting. We expect to pay Regan & Associates, Inc. approximately $[●] for their services.

APPROVAL, PURSUANT TO NASDAQ LISTING RULE 5635(d), OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK TO ASPIRE CAPITAL (PROPOSAL NO. 1)

We are asking our stockholders to approve the issuance of up to $12.0 million in shares of our common stock to Aspire Capital pursuant to the common stock purchase agreement (the “purchase agreement”) between the Company and Aspire Capital dated April 8, 2016. The purchase agreement provides that, until the transaction contemplated by the purchase agreement has been approved by our stockholders, we will not effect sales of our common stock and Aspire Capital will not have the right or the obligation to purchase shares of our common stock under the purchase agreement.

The Company intends to use the net proceeds generated from the purchase agreement to fund its working capital needs, subject to stockholder approval of this proposal. We are seeking stockholder approval for the issuance of up to 5,000,000 shares of our common stock under the purchase agreement. We would seek additional stockholder approval before issuing more than such 5,000,000 shares. If this proposal is not approved by our stockholders, the Company will not be able to sell shares to Aspire Capital under the purchase agreement, and the Company anticipates it would need to seek alternative sources of financing, which may include additional transactions with Aspire Capital.

Background

On April 8, 2016, the Company entered into the purchase agreement with Aspire Capital. Upon the terms and subject to the conditions and limitations set forth in the purchase agreement, Aspire Capital is committed to purchase up to an aggregate of $12.0 million of our shares of common stock over the 30-month term of the purchase agreement, which will begin following satisfaction of the conditions to the commencement of sales under the purchase agreement. In consideration for entering into the purchase agreement, we have agreed to issue to Aspire Capital 240,000 shares of our common stock as a commitment fee (referred to as the commitment shares) following stockholder approval of the transaction. We also concurrently entered into a registration rights agreement with Aspire Capital, in which we agreed to file one or more registration statements as permissible and necessary to register under the Securities Act of 1933 the sale of the shares of our common stock that may be issued to Aspire Capital under the purchase agreement. The Company filed a registration statement on Form S-1 (File No. 333-210793) registering the sale of up to 2,500,000 shares of our common stock by Aspire Capital, including 2,425,000 shares issuable under the purchase agreement.

As of May [●], 2016, there were [●] shares of our common stock outstanding ([●] shares held by non-affiliates). If we were to issue to Aspire Capital all 2,425,000 shares of our common stock issuable under the purchase agreement that we are seeking to register for sale, such shares would have represented approximately [●]% of the total common stock outstanding or approximately [●]% of the non-affiliate shares of common stock outstanding as of May [●], 2016. Under the purchase agreement, we have the right but not the obligation to register for sale more than such 2,425,000 shares. As of the date of this proxy statement, we do not have any plans or intent to issue to Aspire Capital any shares of common stock in addition to such 2,425,000 shares.

On any trading day on which the closing sale price of our common stock equals or exceeds $0.50 per share, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each a “purchase notice”) directing Aspire Capital (as principal) to purchase up to 75,000 shares of our common stock per trading day, provided that the aggregate price of such purchase shall not exceed $300,000 per trading day, up to $12.0 million of our common stock in the aggregate. The purchase price of such shares is equal to the lesser of:

•

the lowest sale price of our common stock on the purchase date; or

•

the arithmetic average of the three lowest closing sale prices for our common stock during the twelve consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which we submit a purchase notice for 75,000 shares to Aspire Capital and the closing sale price of our stock equals or exceeds $0.50 per share of common stock, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price (VWAP) purchase notice directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s common stock traded on the Nasdaq Capital Market on the next trading day, subject to a maximum number of shares we may determine and a minimum trading price. The VWAP purchase price of such shares is the lower of:

•

the closing sale price on the VWAP purchase date; or

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95% of the volume-weighted average price for our common stock traded on the Nasdaq Capital Market:

•

on the VWAP purchase date, if the aggregate shares to be purchased on that date have not exceeded the maximum permitted to be sold pursuant to the purchase agreement; or

•

during that portion of the VWAP purchase date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on the Nasdaq Capital Market exceed the maximum permitted to be sold pursuant to the purchase agreement, or (ii) the time at which the sale price of the Company’s common stock falls below the specific minimum price threshold.

The purchase agreement provides that the Company and Aspire Capital shall not effect any sales under the purchase agreement on any purchase date where the closing sale price of our common stock is less than $0.50 per share (the “floor price”). The floor price and the respective prices and share numbers in the preceding paragraphs shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. There are no trading volume requirements or restrictions under the purchase agreement, and we will control the timing and amount of any sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the purchase agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future funding, rights of first refusal, participation rights, penalties or liquidated damages in the purchase agreement. The purchase agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

The purchase agreement and registration rights agreement are attached as Exhibit 10.1 and Exhibit 4.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2016.

Stockholder Approval Requirement

As noted above, the purchase agreement provides that, until the transaction contemplated by the purchase agreement has been approved by our stockholders, we will not effect sales of our common stock and Aspire Capital will not have the right or the obligation to purchase shares of our common stock under the purchase agreement. We have agreed to promptly seek stockholder approval of the transaction.

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering involving: (i) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

We have previously issued 671,666 shares of our common stock and pre-funded warrants to purchase 200,000 shares of our common stock to Aspire Capital in registered direct offerings that closed on February 4, 2016 and April 4, 2016, and we issued an additional 75,000 shares of our common stock on February 3, 2016 in a transaction exempt from registration under the Securities Act.

We are seeking stockholder approval for the issuance of up to 5,000,000 shares of our common stock under the purchase agreement, which is the number of shares the Board of Directors has reserved for issuance under the purchase agreement, and we would seek additional stockholder approval before issuing more than such 5,000,000 shares. We would also seek additional stockholder approval before agreeing to any increase in the value of the shares of common stock we may issue to Aspire Capital under the purchase agreement above $12.0 million.

Reasons for Transaction and Effect on Current Stockholders

The Board of Directors has determined that the purchase agreement with Aspire Capital is in the best interests of the Company and its stockholders because the right to sell shares to Aspire Capital provides the Company with a reliable source of capital and the ability to access that capital when and as needed.

The purchase agreement does not affect the rights of the holders of outstanding common stock, but the sale of shares to Aspire Capital pursuant to the terms of the purchase agreement will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders. If we were to sell to Aspire Capital all 5,000,000 shares we are seeking stockholder approval to issue under the purchase agreement, Aspire Capital would have purchased approximately [●]% of the outstanding shares of the Company.

The purchase agreement provides that the Company shall not issue, and Aspire Capital shall not purchase, any shares of our common stock under the purchase agreement if such shares proposed to be issued and sold, when aggregated with all other shares of our common stock then owned beneficially (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) by Aspire Capital and its affiliates, would result in the beneficial ownership by Aspire Capital and its affiliates of more than 19.99% of our then issued and outstanding shares of common stock. This beneficial ownership limitation limits the number of shares Aspire Capital may beneficially own at any one time to 19.99% of our outstanding common stock. Consequently, the number of shares Aspire Capital may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of our common stock increases over time. Aspire Capital may sell some or all of the shares it purchases under the purchase agreement, permitting it to purchase additional shares in compliance with the beneficial ownership limitation. The beneficial ownership limitation reflects the requirements of Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. Generally, Nasdaq considers a change of control to have occurred when, as a result of an issuance, an investor would own, or have the right to acquire, 20% or more of our outstanding shares of common stock and such ownership is the largest ownership position. We are not seeking stockholder approval to lift such 19.99% beneficial ownership limitation. However, even with the beneficial ownership limitation, Aspire Capital may be in a position to exert influence over the Company and there is no guarantee that the interests of Aspire Capital will align with the interests of other stockholders.

Our stockholders are not entitled to dissenters’ rights with respect to this proposal, and we will not independently provide stockholders with any such right.

Required Vote

If a quorum is present, the number of affirmative votes cast in favor of the proposal must exceed the number of votes cast against the proposal for approval of this proposal.

The Board of Directors unanimously recommends a vote FOR the approval of the issuance of additional shares of common stock to Aspire Capital in accordance with the stockholder approval requirements of Nasdaq Listing Rule 5635(d).

ELECTION OF DIRECTORS (PROPOSAL NO. 2)

Our Board of Directors has nominated four directors for election at the 2016 Annual Meeting. The directors will hold office from election until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their death, resignation or removal. All of the nominees are currently URI directors who were elected by the stockholders at the 2015 Annual Meeting, except for Patrick N. Burke, who was appointed by the Board of Directors effective March 16, 2016.

If your proxy is properly completed and received in time for the Annual Meeting, and if your proxy does not indicate otherwise, the represented shares will be voted FOR each of the directors presented below. We have no reason to believe that any of the nominees for director will be unable to serve if elected. However, if any of these nominees becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board. Proxies cannot be voted for a greater number of persons than the nominees named.

In the paragraphs below, we describe each nominee’s individual management and leadership experience for at least the last five years, which we believe, in the aggregate, creates a well-rounded and capable Board of Directors and contributes to the overall effectiveness of our Board and each of its Committees. Each nominee is an incumbent director and each nominee has consented to being named herein and to serve on the Board of Directors if elected. There are no family relationships among any director, executive officer or any person nominated or chosen by us to become a director.

Following each nominee’s biography below, we have highlighted certain notable skills and qualifications that contributed to his selection as a member of our Board of Directors.

Name	Age	Director Since	Primary Occupation
Christopher M. Jones	57	2013	Interim Chairman of the Board, President and Chief Executive Officer, Uranium Resources, Inc.
Marvin K. Kaiser	74	2007	Founder, Whippoorwill Consulting LLC
Tracy A. Stevenson	65	2013	Founding Member of Bedrock Resources, LLC
Patrick N. Burke	46	2016	Managing Director, Rowan Hall Capital

The Board of Directors unanimously recommends that stockholders vote FOR the election of the nominees named below.

Christopher M. Jones

President and Chief Executive Officer

Interim Chairman of the Board, Chairman of the Health, Safety, Environment and Public Affairs Committee

Christopher M. Jones has served as President and Chief Executive Officer and a director since April 2013 and was appointed as the interim Chairman of the Board in March 2016. Mr. Jones has more than 30 years’ experience in the mining industry and was most recently President, Chief Executive Officer and a director of Wildcat Silver Corporation from August 2008 to May 2012, where he and his team effectively doubled the size of Wildcat Silver’s resources using proven metallurgical technologies. Prior to that, Mr. Jones was the Chief Operating Officer and the Mining General Manger at Albian Sands Energy from April 2004 to June 2008. Mr. Jones also held management positions at RAG Coal West Inc., Phelps Dodge Sierrita Corp. and Cyprus Amax Coal Company. He is a member of the National Association of Corporate Directors, the American Institute of

Mining, Metallurgical, and Petroleum Engineers and is a Professional Engineer registered in Utah and Alberta. Mr. Jones received a Bachelor of Science degree in Mining Engineering at the South Dakota School of Mines and a Master of Business Administration degree from Colorado State University.

Mr. Jones has extensive executive and leadership experience as a result of his prior employment in management roles at other companies within the mining industry, which enables him to provide valuable counsel to the Company on issues of strategic planning and corporate governance. In addition, Mr. Jones has a history of leading various mining and production operations, as well as exploration and development projects, which will be useful to the Company in its efforts to develop its asset base in New Mexico and position its South Texas operations for a return to production.

Marvin K. Kaiser

Chairman of the Audit and the Nominating and Corporate Governance Committees and Member of the Compensation Committee

Marvin K. Kaiser has served as a director since July 2007 and is Chairman of the Audit Committee and Chairman of the Nominating and Corporate Governance Committee. Since 2006, Mr. Kaiser has owned Whippoorwill Consulting LLC, a consulting practice specializing in the natural resource industry. In February 2006, Mr. Kaiser retired from The Doe Run Company, a privately held natural resources company and the largest integrated lead producer in the Western Hemisphere, where he served as Executive Vice President and Chief Administrative Officer. Prior to his thirteen years with Doe Run, Mr. Kaiser held the positions of Chief Financial Officer for Amax Gold, Olympic Mining Corporation and Ranchers Exploration at various times over a 24-year period. Mr. Kaiser graduated from Southern Illinois University with a Bachelor of Science degree in Accounting in 1963. He is a Certified Public Accountant and is experienced in all aspects of corporate finance and management. Mr. Kaiser currently serves as a director of Aurania Resources Ltd. Mr. Kaiser previously served as a director of New West Gold Corporation from May 2006 through September 2007, Constellation Copper Corporation from August 2006 through December 2008, El Capitan Precious Metals Inc. from September 2007 through April 2009, Gryphon Gold Corporation from November 2008 to December 2013, and Brigus Gold Corp. (formerly named Apollo Gold Corporation) from May 2006 to March 2014.

Mr. Kaiser’s qualifications include over 40 years in the mining and exploration industries. In addition, Mr. Kaiser’s background in accounting and his prior experience serving on the audit committees of other public companies make him a valuable advisor to the Company on financial and accounting issues and uniquely qualify him to serve as the Company’s Audit Committee financial expert.

Tracy A. Stevenson

Chairman of the Compensation Committee and Member of the Audit, Nominating and Corporate Governance and Health, Safety, Environment and Public Affairs Committees

Tracy A. Stevenson has served as a director since December 2013 and is Chairman of the Compensation Committee. Mr. Stevenson has served as a director of Vista Gold Corp. since November 2007 and previously served as a director of Ivanhoe Mines Ltd. from May 2010 to April 2012 and as a director of Quaterra Resources Inc. from 2007 to 2013, where he was its Non-Executive Chairman from February 2008. Mr. Stevenson is a Certified Public Accountant (inactive), graduated magna cum laude with a Bachelor of Science degree in Accounting from the University of Utah and spent four years with a predecessor of the firm PricewaterhouseCoopers LLP.

Mr. Stevenson’s extensive experience in finance as a founding member of a financial advisory firm, as a Certified Public Accountant and in executive roles at other companies in the mining industry enables him to provide valuable counsel to the Company on financial matters and business opportunities related to the Company’s business strategy. In addition, Mr. Stevenson’s board service at other companies in the mining industry provides him deep industry knowledge and allows him to provide important corporate governance insight to the Company.

Patrick N. Burke

Member of the Audit, Compensation, Nominating and Corporate Governance and Health, Safety, Environment and Public Affairs Committees

Patrick N. Burke has served as a director since March 2016. Mr. Burke serves as a director for ASX listed ATC Alloys Limited (formerly Hazelwood Resources Limited), and has acted as a Director for a number of ASX and AIM listed small to mid-cap resources companies over the past ten years. Mr. Burke previously served as a non-executive director of Anatolia Energy Limited, which the Company acquired in November 2015. Mr. Burke holds a Bachelor of Laws degree from the University of Western Australia and has extensive legal and corporate advisory experience developed over more than twenty two years working in law firms, corporate advisory firms and with various companies.

Mr. Burke’s legal expertise in corporate, commercial and securities law and his fulsome experience as a director at other companies over the past decade enable him to provide counsel to the Company on strategic planning, corporate governance, potential capital raising and mergers and acquisitions.

OWNERSHIP OF URI COMMON STOCK

STOCK OWNERSHIP OF OFFICERS AND DIRECTORS

The following table shows, as of May 5, 2016, the number of shares of URI common stock beneficially owned by each director, by each of the named executive officers identified in the 2015 Summary Compensation Table on page [●], and by all current directors and executive officers as a group. The percentage of beneficial ownership is based on [●] shares of common stock outstanding as of the close of business on May [●], 2016. The information in this table is based solely on statements in filings with the SEC or other reliable information.

Name of Individual or Group	Number of Shares of URI Common Stock Beneficially Owned(1)	Percent of Class
Christopher M. Jones	19,651	*
Marvin K. Kaiser	4,610	*
Tracy A. Stevenson	763	*
Patrick Burke	5,558	*
Jeffrey L. Vigil	4,052	*
Dean T. (Ted) Wilton	1,098	*
All current directors and executive officers as a group (7 persons)	39,222	*

*

Represents less than 1%.

(1)

Includes the following shares that directors and executive officers have the right to acquire within 60 days after May [●], 2016 through the exercise of vested stock options: Christopher M. Jones, 2,546 shares; Marvin K. Kaiser, 1,390 shares; Tracy A. Stevenson, 208 shares; Patrick N. Burke 5,558 shares; and all current directors and executive officers as a group, 9,204 shares. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table and none of the shares are subject to pledge.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares of URI Common Stock Beneficially Owned	Percent of Class
Resource Capital Fund V L.P.(1) 1400 Sixteenth Street, Suite 200 Denver, Colorado 80202	974,547	18.0%

(1)

RCF reported that, as of December 31, 2015, each of RCF, its general partner, Resource Capital Associates V L.P. (“Associates V”), and the general partner of Associates V, RCA V GP Ltd. (“RCA V”), may be deemed to have sole voting and dispositive power over 974,547 shares of our common stock. The investment and voting control of RCA V is exercised by Messrs. Ryan T. Bennett, Ross R. Bhappu, Russ Cranswick, James McClements, Henderson G. Tuten and Ms. Sherri Croasdale (collectively, the “Principals”). Each of the Principals disclaims beneficial ownership of the shares listed, except to the extent of each of their pecuniary interest therein. Such information is based upon a Form 4 filed January 5, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership of our common stock. To our knowledge, based on a review of those forms and written representations, in 2015 all required forms were filed on time with the SEC, other than Form 4 filings that were filed one day late for each of a former director, Terrence Cryan, and RCF in June and November 2015, respectively.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Our business and affairs are overseen by our Board of Directors pursuant to the Delaware General Corporation Law and our Amended and Restated Bylaws. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chairman and key members of management, by reviewing materials provided to them and by participating in Board and Committee meetings. All members of the Board of Directors are elected annually by the stockholders.

Regular attendance at Board meetings and the Annual Meeting is expected of each director. Our Board of Directors held fifteen meetings during 2015. No director attended fewer than 75% of the total number of Board and applicable Committee meetings (held during the period that such director served) in 2015. The independent directors met in executive session at several of the Board meetings held in 2015. All but one of the directors at the time attended the 2015 Annual Meeting of Stockholders.

BOARD LEADERSHIP STRUCTURE

The Company’s governing documents allow the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Currently, Mr. Jones serves as both Chief Executive Officer and interim Chairman. We believe combining the roles of Chairman and Chief Executive Officer on an interim basis is appropriate considering the current corporate agenda and the small size of the Board, which  currently has only four members, allowing effective communications and governance without a separate Chairman.

DIRECTOR INDEPENDENCE

The Board annually reviews all relationships that directors have with the Company to affirmatively determine whether the directors are “independent” under Nasdaq listing standards. The Board has determined that each of Messrs. Kaiser, Stevenson and Burke is “independent” and as a result, each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is “independent.” In arriving at the foregoing independence determination, the Board of Directors considered transactions and relationships between each director or any member of his immediate family and the Company, its subsidiaries or its affiliates. The Board has determined that the directors designated as “independent” have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

ARRANGEMENTS REGARDING ELECTION OF DIRECTORS

Under a Stockholders’ Agreement between RCF and the Company dated March 1, 2012, as subsequently modified by a Bridge Loan Agreement between the Company and RCF dated December 17, 2012 and the RCF Loan dated November 13, 2013, which was subsequently amended on April 29, 2014 and November 5, 2014, the Company and RCF have the following arrangements regarding the election of directors: (i) so long as RCF and its affiliates own or hold shares of URI common stock which in the aggregate exceed 10% of the Company’s issued and outstanding common stock, RCF will be entitled to have one designee placed in nomination for a seat on the Company’s Board of Directors; (ii) so long as RCF and its affiliates own or hold shares of URI common stock which in the aggregate exceed 25% of the Company’s issued and outstanding common stock, RCF will be entitled to have an additional designee placed in nomination for a seat on the Company’s Board of Directors; and (iii) so long as any obligations remain outstanding under the RCF Loan, RCF has the right to nominate two individuals to serve of the Company’s Board of Directors. Tracy A. Stevenson currently serves as RCF’s sole nominee to the Company’s Board of Directors.

CORPORATE GOVERNANCE — CONTINUED

Pursuant to the implementation agreement by which the Company acquired Anatolia Energy Limited, Mr. Burke was invited to join the Board following the closing of the transaction. Mr. Burke accepted this invitation effective March 16, 2016.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested parties, including our stockholders, desiring to communicate with our Board members, including our non-management directors as a group, may do so by mailing a request to the Secretary of Uranium Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112. Pursuant to the instruction of the Company’s non-management directors, the Secretary will review inquiries and if they are relevant to, and consistent with our operations, policies and procedures, they will be forwarded to the director or directors to whom they are addressed. Inquiries not forwarded will be retained by the Company and will be made available to any director upon request.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established four standing Committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Health, Safety, Environment and Public Affairs Committee. The table below indicates the members of each standing Board Committee:

Board Member	Audit	Compensation	Nominating and Corporate Governance	Health, Safety, Environment and Public Affairs
Christopher M. Jones				Chair(1)
Marvin K. Kaiser*	Chair	X	Chair(2)
Tracy A. Stevenson*	X	Chair(3)	X(3)	X
Patrick N. Burke*	X(4)	X(4)	X(4)	X(4)

* independent director

(1)

Mr. Jones replaced Paul K. Wilmott as Chairman of the Health, Safety, Environment and Public Affairs Committee on September 23, 2015.

(2)

Mr. Kaiser replaced Terrence J. Cryan as Chairman of the Nominating and Corporate Governance Committee on March 16, 2016.

(3)

Mr. Stevenson replaced Terrance J. Cryan as Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee on March 16, 2016.

(4)

Mr. Burke replaced Mark K. Wheatley as a member of the Audit, Compensation, and Health, Safety, Environment and Public Affairs Committees on March 16, 2016 and was added as a third member to the Nominating and Corporate Governance Committee on March 16, 2016.

Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a charter, adopted by the Board of Directors, which is available on our website at http://uraniumresources.com under “Corporate Governance,” or in print, without charge, to any stockholder who sends a request to the office of the Secretary of Uranium Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.  The functions performed by each of the standing Committees are briefly described below.

CORPORATE GOVERNANCE — CONTINUED

THE AUDIT COMMITTEE

The Audit Committee held four meetings in 2015. The Audit Committee’s primary responsibilities are to:

•

assist the Board of Directors in discharging its responsibilities with respect to the accounting policies, internal controls and financial reporting of the Company;

•

monitor compliance with applicable laws and regulations, standards and ethical business conduct, and the systems of internal controls;

•

assist the Board of Directors in its oversight of the qualifications, independence and performance of the registered public accounting firm engaged to be the independent auditor of the Company; and

•

prepare the Audit Committee report required to be included in the Company’s proxy statements.

The Board of Directors has determined that Mr. Kaiser, the chairman of the Audit Committee, satisfies the criteria adopted by the SEC to serve as an “audit committee financial expert.” In addition, the Board of Directors has determined that each of Messrs. Kaiser, Stevenson and Burke, constituting all members of the Audit Committee, is an independent director pursuant to the requirements under the Exchange Act and Nasdaq listing standards and is able to read and understand the Company’s fundamental financial statements.

THE COMPENSATION COMMITTEE

The Compensation Committee held two meetings in 2015. The Compensation Committee is responsible to assist the the Board of Directors in setting the compensation of the Company’s directors and executive officers and administering and implementing the Company’s incentive compensation plans and equity based plans. The Compensation Committee’s duties and responsibilities are to:

•

review and approve corporate goals and objectives relevant to the compensation of the Company’s executive officers;

•

evaluate the performance of the Company’s executive officers in light of such goals and objectives; and

•

determine and approve executive officer compensation based on such evaluation.

The Compensation Committee also reviews and discusses the Compensation Discussion and Analysis appearing in our proxy statements with our management, and based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis set forth herein be included in this Proxy Statement.

Under our Compensation Committee Charter, the Compensation Committee has the authority to retain compensation consultants. In the past, the Compensation Committee engaged Buck Consultants, LLC to review and make recommendations regarding our executive compensation programs. Certain elements of our executive compensation programs have been developed, based in part, on the recommendations of Buck Consultants, LLC. See the discussion under the heading “Compensation Discussion and Analysis” for further information regarding the executive compensation programs. The Compensation Committee also has the authority to obtain advice and assistance from our executives, internal or external legal, accounting or other advisors as it determines necessary to carry out its duties.

CORPORATE GOVERNANCE — CONTINUED

The Compensation Committee may delegate its authority to determine the amount and form of compensation paid to the Company’s non-executive employees and consultants to officers and other appropriate supervisory personnel. It may also delegate its authority (other than its authority to determine the compensation of the Company’s Chief Executive Officer) to a subcommittee of the Compensation Committee. Finally, to the extent permitted by applicable law, the Compensation Committee may delegate to one or more officers of the Company (or other appropriate personnel) the authority to recommend stock options and other stock awards for employees who are not executive officers or members of the Board of Directors of the Company.

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee held one meeting in 2015. The Nominating and Corporate Governance Committee’s duties and responsibilities are to:

•

recommend to the Board of Directors director nominees for the annual meeting of stockholders;

•

identify and recommend candidates to fill vacancies occurring between annual stockholder meetings; and

•

oversee all aspects of corporate governance of the Company.

The Nominating and Corporate Governance Committee identifies director candidates based on input provided by a number of sources, including members of the Committee, other directors, our stockholders, members of management and third parties. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. Any stockholder recommendation must be sent to the Secretary of Uranium Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the Board membership criteria discussed below. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

As part of the identification process, the Nominating and Corporate Governance Committee takes into account each candidate’s business and professional skills, experience serving in management or on the board of directors of companies similar to the Company, financial literacy, independence, personal integrity and judgment. In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills) and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. The Board of Directors does not have a formal diversity policy for directors. However, the Board of Directors is committed to an inclusive membership. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process. Incumbent directors who are being considered for re-nomination are re-evaluated both on their performance as directors and their continued ability to meet the required qualifications.

THE HEALTH, SAFETY, ENVIRONMENT AND PUBLIC AFFAIRS COMMITTEE

The Health, Safety, Environment and Public Affairs Committee held one meeting in 2015, which was held at the Company’s properties located in Texas. Its function is to provide oversight to the Company as the Company undertakes and conducts, in compliance with all regulatory, statutory and Company policies, its operations in an economically and socially responsible manner, with due regard to the safety and health of its employees, the impact of its operations on the natural environment, and the social, economic, health and environmental-related impacts in the communities in which the Company operates.

CORPORATE GOVERNANCE — CONTINUED

CODES OF ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers, which is applicable to the Company’s chief executive officer, chief financial officer, controller, treasurer and chief internal auditor, and a Code of Business Conduct and Ethics, which is applicable to all of the Company’s directors, officers and employees. The Company’s Code of Business Conduct and Ethics was revised by the Board on October 30, 2015 as part of the Company’s listing on the Australian Stock Exchange (“ASX”) that occurred as a result of the Company’s acquisition of Anatolia Energy Limited. Copies of the codes are available on our website at http://uraniumresources.com under “Corporate Governance,” or in print, without charge, to any stockholder who sends a request to the office of the Secretary of Uranium Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.

POLICIES ADOPTED AS PART OF ASX LISTING

On October 30, 2015, the Board adopted the following new policies as part of the Company’s listing on the ASX that occurred as a result of the Company’s acquisition of Anatolia Energy Limited.

•

Securities Trading Policy

•

Privacy Policy

•

Employee Anti-Corruption Policy

•

Anti-Corruption Policy for the Use of Third-Party Agents Outside the United States

RELATED PARTY TRANSACTIONS

The Company’s general policy with respect to related party transactions is included in its Code of Business Conduct and Ethics, the administration of which is overseen by the Audit Committee. Directors and officers of the Company are required to report any transaction that the Company would be required to disclose pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K (a “Related Party Transaction”) to the Audit Committee.

The Company collects information about potential Related Party Transactions in its annual questionnaire completed by directors and officers. Potential Related Party Transactions are subject to the review and approval of the non-interested members of the Audit Committee. In determining whether to approve any such transaction, the Audit Committee will consider such factors as it deems relevant, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm’s length negotiations with an unrelated third party.

On August 31, 2012, the Company acquired Neutron Energy, Inc. (“Neutron”). In anticipation of the acquisition, on March 1, 2012, the Company entered into an Investment Agreement (the “Investment Agreement”) with RCF, pursuant to which RCF purchased 371,583 shares of URI common stock for $35.0 million in transactions closing in March 2012, August 2012 and September 2012, the proceeds of which were used to repay Neutron debt and fund the working capital of the Company and Neutron. In connection with the execution of the Investment Agreement, on March 1, 2012, the Company entered into a Registration Rights Agreement with RCF, pursuant to which RCF is granted certain registration rights with respect to the shares of URI common stock issued under the Investment Agreement.

CORPORATE GOVERNANCE — CONTINUED

On December 17, 2012, the Company entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”) among the Company, each of the Company’s subsidiaries, as guarantors, and RCF, pursuant to which RCF provided a secured bridge loan to the Company in the amount of $5.0 million on December 18, 2012. On March 5, 2013, RCF purchased 292,359 shares in a rights offering pursuant to its obligations under a Standby Purchase Agreement, dated December 17, 2012, under which RCF agreed to exercise subscription rights for the purchase of $5.0 million of common stock in a private placement. The subscription price for the common stock purchased in the rights offering was satisfied by offset against amounts outstanding under the Bridge Loan Agreement, which was subsequently terminated.

On November 13, 2013, the Company and RCF entered into the RCF Loan whereby RCF agreed, subject to the terms and conditions set forth in the RCF Loan, to provide a secured convertible loan facility of up to $15.0 million to the Company. Amounts drawn on the RCF Loan carried an annualized interest rate of 12% until stockholder approval, and 10% thereafter. The RCF Loan initially consisted of three tranches of $5.0 million each. RCF advanced $3.0 million of the first $5.0 million tranche shortly following the closing of the RCF Loan, and on January 29, 2014, the stockholders approved the RCF Loan and the issuance of shares thereunder. Following such approval, on February 4, 2014, the Company drew the remaining $2.0 million of the first tranche. On April 29, 2014, the Company, it subsidiaries and RCF entered into Amendment No. 1 to RCF Loan (“Amendment No. 1”), which reduced the amount available under the second tranche of the RCF Loan from $5.0 million to $3.0 million and terminated RCF’s commitment relating to the $5.0 million third tranche of the RCF Loan. As a consequence, the aggregate amount available under the RCF Loan decreased from $15.0 million to $8.0 million. Following execution of Amendment No. 1, the Company requested, and RCF advanced, the final $3.0 million available under the RCF Loan. RCF may at any time convert amounts drawn under the RCF Loan (including amounts previously repaid) into shares of URI common stock at an initial rate of $31.20 per share. If RCF were to elect to convert the $8.0 million outstanding under the RCF Loan, the Company would issue 256,410 shares of common stock to RCF. For a more complete description of the terms of the RCF Loan, see the disclosure set forth under Item 3.02 to the Form 8-K filed by the Company on February 4, 2014.

On August 11, 2015, the Company entered into a Management Support Agreement (“MSA”) with RCF Management L.L.C., a related company of RCF (“RCFM”), whereby RCFM and the Company agreed that it would be beneficial for RCFM to utilize its experience and knowledge in mining and management to assist the Company with the development of the Temrezli project, which was later acquired by the Company as part of its acquisition of Anatolia Energy Limited.  Under the terms of the agreement, RCFM provides guidance to the Company on the development of the Temrezli project, from time to time, as the Company requires.  As consideration, the Company compensates RCFM for the services rendered under the MSA with three payments of $0.5 million, each due upon completion of the following milestones:

•

Completion of the acquisition of Anatolia Energy Limited, which occurred on November 9, 2015;

•

Completion of a Board of Directors approved study suitable to initiate construction on the Temrezli project (that has not yet occurred); and

•

Completion of project financing for the Temrezli project (that has not yet occurred).

The payments to RCFM will be made in cash or shares of the Company’s common stock, at the Company’s discretion.  The number of shares of common stock to be issued will be calculated by dividing the payment amount by 90% of the average of the VWAP for our common stock during the 20 consecutive trading days ending on the trading day immediately prior to the applicable milestone achievement date.

CORPORATE GOVERNANCE — CONTINUED

On November 11, 2015, as a result of the completion of the Anatolia Transaction, and in accordance with the MSA, the Company issued 58,865 shares of common stock to RCFM.  The fair market value of these shares on the date of issuance was $0.6 million which was based on the closing price on the date of issuance of $9.48 per share.

RCF beneficially owned approximately [●]% of the Company’s outstanding common stock as of May [●], 2016. In addition, under a Stockholders’ Agreement between RCF and the Company dated March 1, 2012, as subsequently modified by the Bridge Loan Agreement and the RCF Loan, RCF has certain rights to designate nominees to the Board of Directors. See “Arrangements Regarding Election of Directors” above. The Company’s agreements and transactions with RCF could therefore be considered Related Party Transactions. Each of the Investment Agreement, Stockholders’ Agreement, Registration Rights Agreement, Bridge Loan Agreement, Standby Purchase Agreement, RCF Loan and MSA were approved unanimously by the Board, including all members of the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2015, the Compensation Committee consisted of Mark K. Wheatley (Chair), Terence J. Cryan and Marvin K. Kaiser.  No member of the Compensation Committee is now, or was during 2015, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2015 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or served during 2015 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or Compensation Committee.

BOARD OVERSIGHT OF RISK MANAGEMENT

The Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board of Directors relies upon the President and Chief Executive Officer who reports directly to the Board and certain Committees on such matters as appropriate,  to supervise day-to-day risk management,

The Board of Directors delegates certain oversight responsibilities to its Committees. For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations and ethics rests with the management of the Company, the Audit Committee provides risk oversight with respect to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, and the independent auditor’s selection, retention, qualifications, objectivity and independence. Additionally, the Compensation Committee provides risk oversight with respect to the Company’s compensation programs, and the Nominating and Governance Committee provides risk oversight with respect to the Company’s governance structure and processes and succession planning. The Board and each Committee consider reports and presentations from the members of management responsible for the matters considered to enable the Board and each Committee to understand and discuss risk identification and risk management.

CORPORATE GOVERNANCE — CONTINUED

AUDIT COMMITTEE REPORT

The Audit Committee, operating under a written charter adopted by the Board of Directors, reports to and acts on behalf of the Board of Directors by providing oversight of the Company’s independent auditors and the Company’s financial management and financial reporting procedures. Management has primary responsibility for preparing the Company’s financial statements and establishing effective internal financial controls. Hein & Associates LLP, the Company’s independent registered public accountants, is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial control, for preparing the financial statements and for the public reporting process. Hein & Associates LLP is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed with management and Hein & Associates LLP the audited financial statements for the year ended December 31, 2015 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with Hein & Associates LLP the matters that are required to be discussed by the applicable Public Company Accounting Oversight Board standards. Hein & Associates LLP has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Hein & Associates LLP’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Hein & Associates LLP that firm’s independence. The Audit Committee also concluded that Hein & Associates LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with Hein & Associates LLP’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2015 be included in the Company’s Annual Report on Form 10-K for 2015 and selected Hein & Associates LLP as the independent registered public accountants for the Company for 2016.

The Report was submitted by the following members of the Audit Committee of the Board of Directors:

Marvin K. Kaiser, Chairman

Tracy A. Stevenson

The information contained in the foregoing Audit Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS (PROPOSAL NO. 3)

The Board of Directors has unanimously appointed Hein & Associates LLP to be our independent registered public accountants for the year ending December 31, 2016, and has further directed that management submit the appointment of our independent registered public accountants for ratification by the stockholders at the 2016 Annual Meeting. In recommending ratification by the stockholders of such appointment, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm’s professional competence and standing.

Ratification of the appointment of Hein & Associates LLP by the stockholders is not required by law. As a matter of policy, however, such appointment is being submitted to the stockholders for ratification at the 2016 Annual Meeting because the Audit Committee and the Board of Directors believe this to be a good corporate practice. The persons designated in the enclosed proxy will vote your shares FOR ratification unless you include instruction in your signed proxy to the contrary. If the stockholders fail to ratify the appointment of this firm, the Board of Directors will reconsider the matter.

Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting to answer appropriate questions from the stockholders and will be given an opportunity to make a statement on behalf of Hein & Associates LLP should they desire to do so. None of our directors or executive officers has any substantial interest, direct or indirect, in Hein & Associates LLP.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Hein & Associates LLP as independent registered public accountants of the Company.

AUDIT AND NON-AUDIT FEES

The following table presents fees billed for professional audit services rendered by Hein & Associates LLP, the Company’s independent registered public accountants, for the audit of the Company’s annual financial statements for 2014 and 2015, and fees billed for other services rendered by Hein & Associates LLP.

	2014	2015
Audit fees(1)	$177,891	$234,126
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

(1)

Audit fees include fees for the audits of the Company’s consolidated financial statements and for services that are usually provided by an auditor in connection with statutory and regulatory filings and engagements.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. All of the foregoing services were pre-approved by the Audit Committee.

EXECUTIVES AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The executive officers serve at the discretion of the Board of Directors. All officers are employed on a full-time basis.

Name	Age	Position
Christopher M. Jones	57	President and Chief Executive Officer
Jeffrey L. Vigil	62	Vice President – Finance and Chief Financial Officer
Dean T. (Ted) Wilton	68	Vice President and Chief Geologist
Dain A. McCoig	36	Vice President – South Texas Operations

Please see above under “Election of Directors (Proposal No. 2)” for information about Christopher M. Jones, the Company’s President and Chief Executive Officer. The following paragraphs set forth certain information concerning the business experience of the Company’s other executive officers.

JEFFREY L. VIGIL joined the Company as Vice President – Finance and Chief Financial Officer in June 2013. Mr. Vigil is a mining industry financial veteran with more than thirty years of financial management experience in both production stage and development stage enterprises. Previously, he served in various financial positions, including Chief Financial Officer, at Energy Fuels, a uranium company, from April 2009 to May 2013, where he was responsible for financial and management reporting, equity financings, tax planning and compliance, treasury functions and risk management. Mr. Vigil also managed financial, operational and legal due diligence for a number of acquisitions. Prior to Energy Fuels, he served as Chief Financial Officer for Koala Corporation, which filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in March 2007. Mr. Vigil is a graduate of the University of Wyoming with a Bachelor of Science degree in Accounting and is a licensed Certified Public Accountant in the State of Colorado.

DEAN T. (TED) WILTON joined the Company in April 2012 as Vice President and Chief Geologist. Mr. Wilton, who has over 40 years of experience in the mining industry, is responsible for the development and implementation of exploration and delineation policies related to both the exploration and development of existing properties as well as identifying potential new projects. Mr. Wilton has a comprehensive range of experience from greenfield to advanced stage mineral exploration and development programs in a variety of regions from North America and Latin America to Australia and New Zealand. He has participated in the discovery of a number of uranium and gold deposits over his career which includes a variety of technical and leadership roles at Freeport McMoRan, Inc., Kinross Gold Corporation, Neutron Energy, Inc., Victoria Gold Corporation and Klondex Mines Ltd. Prior to joining the Company in April 2012, Mr. Wilton served as Vice President – Exploration for Klondex Mines Ltd. from January 2012 to March 2012, Vice President – Exploration for Victoria Gold Corporation from January 2011 to December 2011, and as Chief Geologist for Neutron Energy, Inc. from March 2005 to December 2010. Mr. Wilton is a graduate of the New Mexico Institute of Mining and Technology and was honored with the 2011 Distinguished Alumni Achievement award.  He is a Registered Professional Geologist (Wyoming) and a Certified Professional Geologist (AIPG).

DAIN A. MCCOIG joined the Company in 2004 as Plant Engineer and was promoted to Kingsville Dome Plant Supervisor in 2005, Senior Engineer in August 2008, Manager – South Texas Operations in April 2010 and Vice President – South Texas Operations in January 2013. Mr. McCoig earned a Bachelor of Science degree in Mechanical Engineering from Colorado School of Mines in 2002 and attained his certification as a Professional Engineer from the Texas Board of Professional Engineers in 2010.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we discuss our compensation philosophy and describe the compensation program for our senior executive team. We explain how our Board’s Compensation Committee determines compensation for our

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

senior executives and its rationale for specific 2015 decisions. We also discuss numerous changes the Committee has made to our program over the past several years to advance its fundamental objective: aligning our executive compensation with the long-term interests of our stockholders.

The Compensation Discussion and Analysis describes the compensation of the following named executive officers (“NEOs”):

Name	Title
Christopher M. Jones	President, Chief Executive Officer and Director
Jeffrey L. Vigil	Vice President – Finance and Chief Financial Officer
Dean T. “Ted” Wilton	Vice President and Chief Geologist

Executive Summary

Our executive compensation program is designed to attract and retain qualified management personnel,    to align our management’s interests with that of our stockholders, and  to reward exceptional organizational and individual performance. Performance of our executives is evaluated based on financial and non-financial goals that balance achievement of short-terms goals related to the continued improvement of the Company’s business and long-term goals that seek to maximize stockholder value.

2015 Achievements

The Company achieved or advanced many of its operational and strategic goals during 2015 including:

•

Acquisition of Anatolia Energy Limited (“Anatolia”), an Australian public company whose main asset is the Temrezli ISR uranium project located in rural central Turkey;

•

Sale of remaining Roca Honda mineral properties to Energy Fuels, Ltd.;

•

Binding Letter of Intent with Laramide Resources Ltd. for sale of Hydro Resources Inc. whose primary assets are the Churchrock and Crownpoint mineral properties, buildings and an active NRC license;

•

Completion ion of the plugging and abandonment phase of the reclamation program at our Rosita project in South Texas;

•

Continued cost reductions, including an 18% reduction of general and administrative costs after excluding one-time transaction costs associated with the Anatolia acquisition;

•

Completion of two registered direct offerings and utilized our At-The-Market sales facility to raise net proceeds of $6.4 million for funding of 2015 business activities.

2015 Compensation Plan Overview

Our compensation program provides total direct compensation to our NEOs that supports our philosophy of pay-for-performance and alignment of incentives between our management and stockholders. To that end, we have implemented the following policies and practices:

•

Significant “At-Risk” Compensation. A significant portion of NEO compensation and bonus opportunities are based on each NEO’s individual performance and the performance of the Company. Two-thirds of the initial grants to our CEO and CFO in 2013 (which continue to be the largest grants to our CEO and CFO) were performance-based, with a significant risk of forfeiture.

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

•

Short-Term Incentive Compensation. The short-term incentive compensation component of our compensation program includes an annual incentive payment, payable in cash or stock, upon the achievement of specific planned performance goals. Such incentive payment serves as a vehicle for recruitment and retention and allows us to deliver competitive compensation tied to performance.

•

Long-Term Incentive Compensation. The long-term incentive compensation component of our compensation program includes stock options and restricted stock units (“RSUs”) tied to both performance and continued service. The award of such RSUs further aligns our management’s interests with our long-term performance and stockholder value.

•

Fixed Compensation. The fixed compensation elements of our compensation program include a base salary and retirement, health and welfare benefits.

•

Stock Ownership Guidelines. Our stock ownership guidelines require that the Company’s CEO and CFO obtain shares of our common stock valued at three times their base salaries to ensure that management’s interests are aligned with the long-term interests of our stockholders. These ownership requirements also serve as a retention tool through holding period requirements.

•

No Perquisites. We do not provide any perquisites, whether cash or otherwise, to our CEO, CFO or other NEOs.

•

Consideration of “Say-on-Pay” Vote. As in prior years, our stockholders continued to show strong support for our executive compensation program by approving such program with over 98% of votes cast in favor of the “say-on-pay” proposal at the 2015 Annual Meeting. The Compensation Committee views this continued support as a strong endorsement of our program.

Philosophy and Objectives of Our Compensation Plan

Our compensation program is centered around a philosophy that focuses on management retention, alignment of interests between management and the stockholders and pay-for-performance compensation. We believe this philosophy allows us to compensate our NEOs competitively, while simultaneously ensuring continued development and achievement of key business strategy goals. The Compensation Committee firmly believes that our pay-for-performance philosophy should recognize both short- and long-term performance and should include both cash and equity compensation arrangements that are supported by strong corporate governance, including active and effective oversight by the Compensation Committee.

Objectives

The Compensation Committee has outlined the following objectives for compensation of our NEOs and considers such objectives in making compensation decisions:

Objective	Description
Attraction and Retention

We provide competitive compensation to our NEOs and tie a significant portion of compensation to time-based and performance-based vesting requirements. Together, these actions help to ensure that we can continue to attract key management personnel and retain such personnel.

Pay for Performance

A significant portion of each NEO’s compensation is “at-risk” or variable, based on predetermined performance criteria. Such criteria include both short- and long-term goals, as well as financial and non-financial goals. The Compensation Committee considers each of these criteria in making its compensation decisions each year.

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

Objective	Description
Pay Mix	We use a variety of fixed-pay and incentive compensation forms, including cash, stock, options and RSUs.
Alignment of Incentives	We require our CEO and CFO to obtain a significant stock ownership stake in the Company and tie a meaningful portion of NEO compensation to awards that vest over multi-year periods.
Competitive Packages	We evaluate our compensation program in an effort to provide a competitive compensation package to each NEO that takes into account their responsibilities, performance and organization.

How Executive Compensation is Determined

Role of the Compensation Committee

The Compensation Committee of the Board of Directors oversees the Company’s executive compensation programs. Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to the NEOs and the Company’s other officers.

The Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. Each member of the Compensation Committee is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. No Compensation Committee member participates in any of the Company’s employee compensation programs. Each year the Company reviews any and all relationships that each director has with the Company, and the Board of Directors subsequently reviews these findings. The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•

review and make such recommendations to the Board of Directors as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans;

•

review and approve the corporate goals and objectives that may be relevant to the compensation of the Company’s NEOs;

•

evaluate the performance of the NEOs in light of the goals and objectives that were set and determine and approve the compensation of the NEOs based on such evaluation; and

•

review and approve the recommendations of the CEO with regard to the compensation of all officers of the Company other than the CEO.

Role of Management

The Compensation Committee considers input from the CEO when making executive compensation decisions for the other NEOs. The CEO’s input is useful because the CEO reviews and observes the performance of the other NEOs at the Company. No other NEO is present or privileged to the recommendations of the CEO to the Compensation Committee. The Compensation Committee and Board of Directors determine the compensation of the CEO without any management input.

Financial Performance Goals

The Compensation Committee believes that a significant portion of each NEO’s compensation should be tied to the Company’s performance measured against specific financial performance targets. . The Company

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

measures financial performance awards against certain operational cost targets, budget targets and development, production and/or restoration objectives. Performance goals have changed from time to time and will continue to change as the conditions of the Company and the uranium market evolve.

Non-Financial Performance Goals

The Compensation Committee also believes that a significant portion of NEO compensation should be tied to the creation and protection of stockholder value through the achievement of the following non-financial performance goals and  core values. :

Non-Financial Performance Goals:

•

continued viability of the Company as a going concern through the low price cycle for uranium concentrate and, as conditions permit, the development of a strong balance sheet;

•

maximizing stockholder value;

•

development and implementation of a strategy for market competitiveness in acquiring additional properties for future development and operation;

•

retention of existing uranium properties and resources for development and operation at a time when an economic cycle for uranium selling prices returns;

•

retention of valuable personnel for future development and operation of uranium properties in the United States and other locales.

Core Values:

•

safety;

•

community involvement;

•

environmental stewardship;

•

development of future leaders; and

•

adherence to a strict code of ethics.

Peer Group Analysis

The Company has historically evaluated its compensation program against the programs at other companies in order to ensure its compensation program is competitive. Peer companies were selected based on (i) revenue scope within a reasonable range, (ii) asset size within a reasonable range of the Company’s asset size, and (iii) mining companies with operational scope comparable to those of the Company – specifically, mining companies with operational activities versus pure “junior” developmental/exploration companies. To be reflective of the appropriate range of competitive pay practices, the group of companies used for this purpose was comprised of uranium mining companies in various stages of development and production, and in 2015 consisted of Azarga Uranium, Energy Fuels, UR Energy and Uranium Energy. The Company traditionally targeted all elements of its compensation programs to provide a competitive compensation opportunity at the median range of companies whose compensation is used in our peer group.

During 2013, the Compensation Committee utilized the services of an executive search firm which provided compensation data on current market salaries and incentive packages for executives in similarly sized mining companies in North America. The Committee negotiated salaries and long-term incentive opportunities directly with the Company’s new CEO and CFO in light of their level of experience, the Company’s

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

compensation packages with its former CEO and CFO, and the need for the Company to conserve cash. For the Company’s other NEOs, the Committee largely continued base salary levels from prior years and established performance incentives with target payments similar to the Company’s legacy programs, although with a greater portion at risk based on the Company’s performance and the performance of the individual NEOs.

In evaluating stock price performance in 2015, the Compensation Committee compared the Company’s performance against the performance of the Global X Uranium ETF, which the Committee concluded represents a better measure of the status of the uranium industry than any potential peer group.

Use of Compensation Consultants

The Compensation Committee occasionally engages compensation consultants to assess executive pay packages and develop incentive plans. The Compensation Committee last utilized a consultant, Buck Consultants, LLC, in September 2010. The Company’s current short-term incentive program and long-term incentive program have certain similarities with plans developed with the assistance of Buck Consultants in 2010 and 2011, but none of the Company’s 2015 compensation decisions were the result of input from Buck Consultants or any other compensation consultant.

2013 Omnibus Incentive Plan

In June 2013, the Company adopted the Uranium Resources, Inc. 2013 Omnibus Incentive Plan (the “2013 OIP”). Prior to its adoption, the Company had three other stock incentive plans for officers and certain other employees: the Amended and Restated 1995 Stock Incentive Plan (the “1995 Plan”), the 2004 Stock Incentive Plan (the “2004 Plan”) and the 2007 Restricted Stock Plan (the “2007 Plan”). In addition, the Company had a stock incentive plan for directors: the 2004 Amended and Restated Directors’ Stock Option and Restricted Stock Plan (the “2004 Directors’ Plan” and together with the 1995 Plan, 2004 Plan and 2007 Plan, the “Prior Plans”). The Company adopted the 2013 OIP to provide flexibility in structuring its executive compensation program and to ensure that it would have a sufficient number of shares of common stock available for equity-based awards that it expects to make to eligible individuals over the next several years. The 2013 OIP replaced the Prior Plans and no more awards were or will be granted under the Prior Plans following the adoption of the 2013 OIP. We reserved a total of 83,333 shares of common stock for issuance pursuant to the 2013 OIP, plus shares that were reserved but unissued under the Prior Plans.

The 2013 OIP provides the Compensation Committee substantial flexibility in structuring awards that meet the objectives outlined above. In particular, the 2013 OIP permits the grant of performance-based and time-based RSUs, with many possible performance criteria available as the Compensation Committee determines to be appropriate. In addition to RSUs, the 2013 OIP provides for the grant of awards of stock options, stock appreciation rights, restricted stock, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards and cash bonus awards. All of our officers, directors and employees, and the officers, directors and employees of our subsidiaries and affiliates, are eligible to receive awards under the 2013 OIP. In addition, consultants, advisors and certain other individuals whose participation in the 2013 OIP is determined to be in the best interests of the Company by the Compensation Committee may participate. Incentive share options, however, are only available to our employees.

The 2013 OIP is administered by the Compensation Committee. The Compensation Committee also interprets the provisions of the 2013 OIP. The Compensation Committee also determines who will receive awards under the 2013 OIP, the types of award made, the terms and conditions of awards, and the number of shares of common stock subject to an award, if the award is equity-based.

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

Executive Compensation Elements

Overview and Compensation Mix

The following table illustrates the principal elements of the Company’s executive compensation program, each of which is evaluated and update on an annual basis by the Compensation Committee:

Pay Element	Characteristics	Primary Objective
Base Salary	Annual fixed cash compensation	Attract and retain qualified and high performing executives
Short-Term Incentive Compensation	Annual stock compensation based on the achievement of predetermined performance goals	Incentivize our NEOs to achieve the short-term performance goals established by the Compensation Committee
Long-Term Incentive Compensation	Long-term equity awards granted as time-based and performance-based RSUs	Retain our NEOs and align their interests with the interests of our stockholders

In addition to the above-mentioned elements, the Company also provides a retirement, health and welfare benefit component to the executive compensation program.

The 2015 compensation mix for the Company’s CEO and CFO demonstrates the Company’s philosophy regarding significant long-term and performance-based compensation. As set forth in the 2015 Summary Compensation Table, the amount of bonuses to be paid to the named executive officers as a result of URI’s performance in 2015, if any, cannot presently be determined.  It is estimated that such determination will be made during 2016, at which time such amounts , if any, will be disclosed by URI in a Current Report on Form 8-K.

The following is a summary of the components of the compensation policy for the Company’s NEOs. As described in greater detail below, for 2015 annual and long-term incentive programs are effective for each current NEO—specifically, Messrs. Jones, Vigil and Wilton.

Fixed Compensation

Base Salary

The Compensation Committee establishes base salaries for our executives based on the scope of their responsibilities, and takes into account competitive market compensation paid by comparable mining industry companies. The Company believes that a competitive compensation program will enhance its ability to attract and retain senior executives. In each case, the Compensation Committee takes into account each officer’s (i) current and prior compensation, (ii) scope of responsibilities, (iii) experience, (iv) comparable market salaries and (v) the Company’s achievement of performance goals (both financial and non-financial). The Compensation Committee also (i) has the opportunity to meet with the officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance and (ii) reviews reports of the CEO presented to the Compensation Committee, evaluating each of the other officers, including a review of their contributions and performance over the past year, strengths, weaknesses, development plans and succession potential.

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

For fiscal 2015, after taking into account the above-mentioned factors, historical base salaries, the performance of the NEOs and the challenging uranium pricing environment, the Compensation Committee maintained base salaries for our NEO’s at the same levels as in fiscal 2014, as follows:

Name	Title	2015 Base Salary
Christopher M. Jones	President and Chief Executive Officer	$275,000
Jeffrey L. Vigil	Vice President – Finance and Chief Financial Officer	$200,000
Dean T. “Ted” Wilton	Vice President and Chief Geologist	$175,000

For more information about the 2015 base salaries for each of our NEOs, please see “2015 Summary Compensation Table” on page [●].

Retirement, Health and Welfare Benefits

The Company offers a variety of health and welfare and retirement programs to all eligible employees. The NEOs generally are eligible for the same benefit programs on the same basis as the rest of the Company’s employees. The Company’s health and welfare programs include medical, dental and vision. In addition to the foregoing, the NEOs are eligible to participate in the following programs:

401(k) Profit Sharing Plan. The Company maintains a defined contribution profit sharing plan for employees (the “401(k)”) that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of one month of employment, subject to minimum age requirements. In past years, the Company has made contributions to the 401(k) without regard to current or accumulated net profits of the Company. These contributions are allocated to participants in amounts equal to 25% (or a higher percentage, determined at the Company’s discretion) of the participants’ contributions, up to 4% of each participant’s gross pay.  Participants become 20% vested in their Company contribution account for each year of service until full vesting occurs upon the completion of five years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.  The Company suspended matching contributions at the beginning of January 2015.

Perquisites

We do not provide any perquisites, whether cash or otherwise, to our NEOs. We feel that our executive compensation program, particularly given the challenging uranium pricing environment, provides our NEOs with competitive compensation such that we do not need to provide any perquisites to achieve the goals of our executive compensation program.

Short-Term Incentive Compensation

In 2015, the Compensation Committee established a short-term incentive program pursuant to which each of the NEOs could earn cash or stock based on the achievement of individualized performance measures. The target value of the award was established at 60% of base salary in the case of the CEO and 30% of base salary in the case of the other NEOs. For fiscal 2015, the performance measures and weighting of the measure for each NEO were as follows:

Mr. Jones:

•

No OSHA reportable or TCEQ actionable incidents in 2015 (10%)

•

Grow our business materially through one successful merger or acquisition (20%)

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

•

Development, Approval, Execution and Communication of Corporate Strategy (20%)

•

Perform at or better than approved 2015 budget (20%)

•

Develop succession and staffing plans (10%)

•

Fund URI through 2016 by end of 2015 (20%)

Mr. Vigil:

•

No OSHA reportable or TCEQ actionable incidents in 2015 (10%)

•

Management reporting performed to satisfaction of Board (20%)

•

Development, Approval Execution and Communication of Corporate Strategy (20%)

•

Perform at or better than approved budget (10%)

•

Obtain financing (30%)

•

Develop succession and staffing plans (10%)

•

Provide support to preparation of budget (10%)

Mr. Wilton:

•

No OSHA reportable safety incidents or environmental incidents in 2015 (20%)

•

Development, Approval Execution and Communication of Corporate Strategy (20%)

•

Perform at or better than approved budget (20%)

•

Complete 2015 drilling program with an identified target for development (30%)

•

Develop succession and staffing plans (10%)

The Management Team’s results in 2015 include:

•

One Recordable Injury

•

Zero Recordable Environmental Incidents

•

A major acquisition, successfully closed in November 2015

•

Costs under budget, exclusive of acquisition costs

•

Funding of 2016 budget unsuccessful at year’s end.

The amount of bonuses to be paid to the named executive officers as a result of URI’s performance in 2015, if any, cannot presently be determined.  It is estimated that such determination will be made during 2016, at which time such amounts, if any, will be disclosed by URI in a Current Report on Form 8-K.Long-Term Incentive Compensation

In 2015, the Compensation Committee also set long-term performance criteria for each of the NEOs. The long-term compensation program serves to create a balance between long-term and short-term performance imperatives. In the case of the CEO and CFO, two-thirds of Mr. Jones’s initial restricted stock grant and option grant, and two-thirds of Mr. Vigil’s RSU grant, vest based upon the achievement of such performance criteria,

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

with the other one-third in each case vesting based upon continued service to the Company. The amount of bonuses to be paid to the named executive officers as a result of URI’s performance in 2015, if any, cannot presently be determined.  It is estimated that such determination will be made during 2016, at which time such amounts , if any, will be disclosed by URI in a Current Report on Form 8-K.

The Compensation Committee expects the incentive program to evolve over time as the Company transitions from its current primary focus on developmental and restoration activities to an operational focus driving towards enhancement of profit and stockholder returns.

Stock Ownership Policy

The Compensation Committee believes that stock ownership by senior management and stock-based performance compensation arrangements are beneficial in aligning management and stockholders’ interests and serves as an executive retention tool through vesting and post-vesting holding period requirements. To that end, the employment agreements for each of Mr. Jones and Mr. Vigil establish stock ownership targets for each executive of stock valued at three times the initial base salary of each executive under the employment agreements. Each of Mr. Jones and Mr. Vigil has five years from his respective employment date to reach the stock ownership target.

Target Total Direct Compensation for Fiscal 2016

No substantial changes to the Company’s compensation programs are currently envisioned for 2016. The target compensation packages for our NEOs will continue to be comprised of base salary and, subject to Compensation Committee approval, a performance-based annual incentive plan pursuant to the short-term incentive program and time-based and performance-based awards under the long-term incentive program. Base salaries have been positioned to reflect job content and competitive pay practices, as discussed above.

“Say-on-Pay” Stockholder Vote

In 2015, as in prior years, we sought an advisory vote from our stockholders regarding our executive compensation program and received over 98% favorable vote supporting the program. The Compensation Committee considers the results of the advisory vote as it completes its annual review of each pay element and the compensation packages provided to our NEOs. Given the significant level of stockholder support and our stockholder outreach throughout the year, the Compensation Committee concluded that our compensation program continues to provide a competitive pay for performance package that effectively incentivizes our NEOs to maximize stockholder value. The Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholder views when making future compensation decisions for our NEOs.

Severance and Change in Control Arrangements

We have entered into employment agreements with Messrs. Jones and Vigil that provide payments following the termination of employment under certain circumstances, including following a change in control of the Company. The Compensation Committee believes such agreements are useful in recruiting and retaining executives, provide continuity of management in the event of an actual or threatened change in control and provide the executives with the security to make decisions that are in the best long-term interest of the stockholders. The terms of these agreements are described later in “Potential Payments Upon Termination or Change in Control.”

In addition, awards under the Company’s equity incentive plans generally vest or accelerate upon a change in control of the Company. The Compensation Committee believes that the above-mentioned vesting and acceleration is appropriate on the basis that our NEOs should receive the full benefit of such awards in the event of a change in control.

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally places a $1,000,000 limit on the deductibility for federal income tax purposes of the annual compensation paid to a company’s CEO and each of its other three most highly compensated executive officers (excluding the CFO). However, “qualified performance-based compensation” is exempt from this deductibility limitation. Qualified performance- based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation.

The Compensation Committee considers the anticipated tax treatment to the Company when determining executive compensation and routinely seeks to structure its executive compensation program in a way that preserves the deductibility of compensation payments and benefits. It should be noted, however, that there are many factors which are considered by the Compensation Committee in determining executive compensation and, similarly, there are many factors that may affect the deductibility of executive compensation. In order to maintain the flexibility to be able to compensate NEOs in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a strict policy that all executive compensation must be deductible under Section 162(m).

Actions Taken After Fiscal 2015

The Compensation Committee has not taken any additional actions with respect to our executive compensation program after fiscal 2015, other than as described above.

2015 SUMMARY COMPENSATION TABLE

The following table sets forth information regarding 2015 and 2014 compensation for each of our 2015 NEOs;

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Christopher M. Jones President and CEO	2015	275,000	—	—	1,145	276,145
	2014	275,000	303,504	124,000	5,924	708,428
Jeffrey L. Vigil Vice President – Finance and CFO	2015	200,000	—	—	1,145	201,145
	2014	200,000	121,401	42,000	4,597	367,998
Dean T. (Ted) Wilton(4) Vice President and Chief Geologist	2015	175,000	—	—	744	175,744
	2014	175,000	141,634	37,000	4,559	358,193

(1)

See Note 10 – Stock Based Compensation of the Notes to Consolidated Financial Statements in Item 8 of the Annual Report on Form 10-K for a discussion of valuation assumptions for stock and option awards. The stock and option awards present the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718.

(2)

The amounts shown under Non-Equity Incentive Plan Compensation reflect earnings by the named executive officers under URI’s short-term earnings program  for the fiscal year in which such amounts are earned, regardless of when paid. Bonuses under URI’s short-term incentive program are generally paid the year following the year in which the bonus is earned.  Bonuses were paid in 2015 as a result of 2014 performance.  The amount of bonuses to be paid to the named executive officers as a result of URI’s performance in 2015, if any, cannot presently be determined.  It is estimated that such determination will be made during 2016, at which time such amounts , if any, will be disclosed by URI in a Current Report on Form 8-K.

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

(3)

Includes contributions made by the Company under the Company’s 401(k) Profit Sharing Plan described above and life insurance premiums paid by the Company on behalf of the named officer.

(4)

Mr. Wilton declined the stock awards granted to him on June 4, 2014 and the non-equity incentive plan compensation for 2014.

2015 GRANTS OF PLAN-BASED AWARDS

There were no grants of plan-based awards made to the NEOs during 2015.

EMPLOYMENT AGREEMENTS

On March 12, 2013, the Company entered into an employment agreement with Mr. Jones in connection with his joining the Company as President and CEO. Pursuant to his employment agreement, Mr. Jones is entitled to an annual base salary of $275,000, has a target bonus equal to 60% of his base salary, and was awarded 2,083 shares of the Company’s restricted stock and an option to purchase 4,583 shares of the Company’s common stock. In the event of a change of control (as defined therein), if Mr. Jones is terminated without cause (as defined therein), demoted or has his responsibilities materially changed, or circumstances arise that constitute good reason (as defined therein), the Company will pay Mr. Jones a severance amount equal to two years of base salary, in a lump sum within 30 days after his termination or termination of the agreement. If the Company otherwise terminates Mr. Jones without cause or fails to renew the employment agreement, or Mr. Jones otherwise terminates his employment for good reason, the Company will pay Mr. Jones severance in the amount of one year of base salary in a lump sum within 30 days after the termination date.

On June 11, 2013, the Company entered into an employment agreement with Mr. Vigil in connection with his joining the Company as Vice President – Finance and CFO. Pursuant to his employment agreement, Mr. Vigil is entitled to an annual base salary of $200,000 and has a target bonus equal to 30% of his base salary. The employment agreement also provides for a grant of 6,666 RSUs to Mr. Vigil. In the event of a change of control (as defined therein), if Mr. Vigil is terminated without cause (as defined therein), demoted or has his responsibilities materially changed, or circumstances arise that constitute good reason (as defined therein), the Company will pay Mr. Vigil a severance amount equal to one year of base salary, in a lump sum within 30 days after his termination or termination of the agreement. If the Company otherwise terminates Mr. Vigil without cause or fails to renew the employment agreement, or Mr. Vigil otherwise terminates his employment for good reason, the Company will pay Mr. Vigil severance in the amount of six months of base salary in a lump sum within 30 days after the termination date.

Each employment agreement also contains customary confidentiality, non-competition and non-solicitation provisions. Each executive has agreed not to perform any work in the United States related in any way to uranium mining, or to solicit customers, suppliers or employees of the Company, during the term of the employment agreement and for a period of one year thereafter in the case of Mr. Jones or six month thereafter in the case of Mr. Vigil.

Other than the foregoing employment agreements, we do not have any other employment agreements with our executive officers.

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2015 for the NEOs. The table also shows unvested and unearned stock awards and RSUs assuming a market value of $6.24 per share, the closing market price of the Company’s stock on December 31, 2015.

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher M. Jones	2,546	2,037 (1)	32.76	3/12/2023	—	—
	—	—	—	—	1,157(1)	7,226
	—	—	—	—	2,777(2)	17,328
	—	—	—	—	8,680(3)	54,163
Jeffrey L. Vigil	—	—	—	—	3,702(4)	23,113
	—	—	—	—	3,472(3)	21,665
Dean T. (Ted) Wilton	—	—	—	—	—	—

(1)

The reported awards represent the unvested portion of options and restricted stock that vest as follows: one-third in equal installments on March 12, 2014, 2015 and 2016, and the remaining two-thirds over three years subject to the achievement of performance objectives.

(2)

The reported award represents the unvested portion of RSUs that vest in equal one-third installments on January 1, 2014, 2015 and 2016.

(3)

The reported award represents the unvested portion of RSUs that vest as follows:  one-third in equal installments on January 2, 2015, 2016 and 2017, and the remaining two-thirds over three years subject to the achievement of performance objectives.

(4)

The reported award represents the unvested portion of RSUs that vest as follows: one-third in equal installments on the first, second and third anniversaries of June 14, 2013, and the remaining two-thirds over three years subject to achievement of annual performance objectives.

2015 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding options, restricted stock awards and restricted stock units exercised and vested, respectively, during 2015 for the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher M. Jones	—	—	4,094	92,915
Jeffrey L. Vigil	—	—	1,174	20,577
Dean T. (Ted) Wilton	—	—	—	—

EXECUTIVES AND EXECUTIVE COMPENSATION — CONTINUED

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements

The Company has entered into employment agreements with each of Mr. Jones and Mr. Vigil. See “Employment Agreements” above. In the event of a change of control, if either executive is terminated without cause (as defined therein), demoted or has his responsibilities materially changed, or circumstances arise that constitute good reason (as defined therein), the Company will pay severance in an amount equal to two years of base salary in the case of Mr. Jones and one year of base salary in the case of Mr. Vigil, in each case in a lump sum within 30 days after his termination or termination of the agreement. If the Company otherwise terminates either executive, including following the disability of either executive, without cause, or fails to renew either employment agreement, or either executive otherwise terminates his employment for good reason, the Company will pay severance in an amount equal to one year of base salary in the case of Mr. Jones and six months of base salary in the case of Mr. Vigil, in each case in a lump sum within 30 days after the termination date. The employment agreements automatically terminate upon the death of the executive.

The employment agreements define “change of control” as (i) any person or group of affiliated or associated persons (other than RCF or RMB Australia Holdings, Ltd. or related entities) acquires more than 50% of the voting power of the Company; (ii) the consummation of a sale of all or substantially all of the assets of the Company; (iii) the dissolution of the Company; (iv) a majority of the members of the Board are replaced during any 12-month period; or (v) the consummation of any merger, consolidation, or reorganization involving the Company in which, immediately after giving effect to such merger, consolidation or reorganization, less than 50.1% of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization.

Equity Incentive Plans

Upon a change in control, the stock options granted under our 2004 Plan, the restricted stock granted under our 2007 Plan and any awards under our 2013 OIP will immediately vest in full, to the extent not already vested, for all of our NEOs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

This Report was submitted by the following members of the Compensation Committee of the Board of Directors:

Tracy A Stevenson, Chairman

Marvin K. Kaiser

Patrick M. Burke

The information contained in the foregoing Compensation Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

ADVISORY APPROVAL OF COMPENSATION OF

THE NAMED EXECUTIVE OFFICERS (PROPOSAL NO. 4)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking stockholders to approve the following advisory resolution at the 2016 Annual Meeting of Stockholders:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

We are asking stockholders to approve an advisory resolution on compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our executive compensation programs and policies and the compensation paid to the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis” and in the compensation tables and narrative disclosures that accompany the compensation tables, the Company’s compensation program for the named executive officers is designed to reward exceptional organizational and individual performance. The primary objectives of our compensation program are to (i) enhance the Company’s ability to attract and retain knowledgeable and experienced senior executives, (ii) drive and reward performance which supports the Company’s core values, (iii) provide a percentage of total compensation that is “at-risk”, or variable, based on predetermined performance criteria, (iv) require significant stock holdings to align the interests of our CEO and CFO with those of stockholders, and (v) set compensation and incentive levels that reflect competitive market practices.

Although the vote on this proposal is advisory only, the Board of Directors and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

The Board of Directors unanimously recommends a vote FOR approval of the compensation of our named executive officers.

2015 DIRECTOR COMPENSATION

Directors who are employees of the Company receive no additional compensation for serving as directors. Non-employee directors are compensated for their service on the Board as described below.

ANNUAL COMPENSATION

In 2015, the compensation of non-employee directors consisted of an annual $50,000 cash retainer, earned at a rate of $12,500 per quarter, and a grant of 1,667 RSUs following our Annual Meeting of Stockholders. The compensation of the prior Chairman of the Board, Mr. Cryan, consisted of $27,500 per quarter and a grant of 1,667 RSUs following our Annual Meeting of Stockholders.  All of our directors are also reimbursed for reasonable out-of-pocket expenses related to attendance at Board and Committee meetings.

In addition, each non-employee director earned $1,250 per quarter for each Committee served upon, with the Chairman of each Committee earning either an additional $2,500 per quarter (in the case of the Audit and Compensation Committees) or $1,250 per quarter (in the case of the Nominating and Corporate Governance and the Health, Safety, Environment and Public Affairs Committees) for such service.

INITIAL OPTION GRANT

Non-employee directors receive a one-time grant of an option to purchase 417 shares of the Company’s common stock when first appointed to the Board. This award vests ratably over four years starting on the anniversary of the grant date.

2015 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table summarizes all compensation earned by the Company’s directors, excluding Mr. Jones, whose compensation is set forth in the 2015 Summary Compensation Table, in the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Marvin K. Kaiser	75,000	—	75,000
Terence J. Cryan(3)	135,000	—	135,000
Tracy A. Stevenson	60,000	—	60,000
Mark K. Wheatley(3)	74,010	—	74,010
Paul K. Willmott(2)	78,750	—	78,750

(1)

Represents the grant date fair value of equity awards granted during 2015 in accordance with FASB ASC Topic 718. See Note 10 – Stock Based Compensation of the Notes to Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of valuation assumptions for stock and option awards.

(2)

Mr. Willmott retired from the Board at the Company’s Annual General Meeting held on September 23, 2015.

(3)

Mr. Cryan and Mr. Wheatley resigned from the Board effective March 16, 2016.

The number of RSUs and vested and unvested stock options held by each non-employee director at fiscal year-end 2015 is shown below:

Name	Number of Vested Options	Number of Unvested Options	Restricted Stock Units
Marvin K. Kaiser	1,390	—	1,666
Terence J. Cryan	4,307	—	1,666
Tracy A. Stevenson	208	208	1,111
Mark K. Wheatley	208	208	1,666

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2015 with respect to the shares of URI common stock that may be issued under our equity compensation plans.

Plan Category	Number of shares issuable under outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders(1)(2)	96,594	$306.58(3)	40,648
Equity compensation plans not approved by security holders	—	—	—
Total	96,594	$306.58(3)	40,648

(1)

Includes our 2013 OIP, 2007 Restricted Stock Plan, 2004 Directors’ Plan and Restricted Stock Plan, 2004 Stock Incentive Plan and Amended and Restated 1995 Stock Incentive Plan. Our 2013 Omnibus Incentive Plan is the only equity compensation plan under which we currently issue equity awards. As of June 4, 2013, our 2013 OIP superseded our prior plans.

(2)

Upon completion of the Anatolia Transaction, the Company assumed Anatolia Energy’s stock-compensation plans.  URI will make no further issuances or grants under the Anatolia Energy plans.  At December 31, 2015, there were 314,086 shares underlying exercisable options with a weighted-average exercise price of $14.21

(3)

Weighted average exercise price of outstanding options only.

GENERAL

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the 2016 Annual Meeting. However, if other matters should come before the 2016 Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his own judgment on such matters.

DELIVERY OF STOCKHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are URI stockholders may be householding our proxy materials, to the extent such stockholders have given their prior express or implied consent in accordance with SEC rules. A single Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement and annual report to the Company at: Uranium Resources, Inc., Attention: Secretary, 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, or by calling (303) 531-0470. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.

2017 STOCKHOLDER PROPOSALS

In order to include a stockholder proposal in the Company’s proxy statement and form of proxy for the Annual Meeting to be held in 2017, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than [●]. Any stockholder proposal or director nomination submitted to us for consideration at next year’s Annual Meeting but which is not intended to be included in the related proxy statement and form of proxy, must be received between February 7, 2017 and March 9, 2017; otherwise, the proposal will be considered by us to be untimely and not properly brought before the meeting. Stockholders who wish to submit a proposal or a director nominee must meet the eligibility requirements of the SEC and comply with the requirements of our Bylaws and the SEC. In addition, pursuant to the rules and regulations of the SEC, the persons appointed as proxies for the annual meeting to be held in 2017 will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company has not received notice by [●].

By Order of the Board of Directors,

John W. Lawrence, Secretary

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

Uranium Resources, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

ELECTRONIC VOTING INSTRUCTIONS

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlines below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 6, 2016.

Vote by Internet

- Go to www.investorvote.com/URRE
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as show in this example. Please do not write outside the designated area: ☒

Annual Meeting Proxy Card

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 1, 3 and 4.

2 Election of Directors:	For	Withhold		For	Withhold
01 – Christopher M. Jones	☐	☐	02 - Marvin K. Kaiser	☐	☐
03 – Tracy A. Stevenson	☐	☐	04 - Patrick N. Burke	☐	☐

B

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Uranium Resources, Inc.

Notice of Annual Meeting of Stockholders

6950 S. Potomac Street, Suite 300
Centennial, Colorado 80112

Proxy Solicited by Board of Directors for Annual Meeting — June 7, 2016

Christopher M. Jones and Marvin K. Kaiser, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Uranium Resources, Inc. to be held on June 7, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder when properly executed. If no such directions are indicated, shares represented by this proxy will be voted FOR each of the nominees listed in Proposal 2 and FOR Proposals 1, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

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